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                               STATE OF NEW YORK
                           PUBLIC SERVICE COMMISSION

                                    At a session of the Public Service
                                      Commission held in the City of
                                         Albany on April 14, 1999


COMMISSIONERS PRESENT:

Maureen O. Helmer, Chairman
Thomas J. Dunleavy
James D. Bennett
Leonard A. Weiss



CASE 98-M-0961 - Joint Petition of Consolidated Edison, Inc., Consolidated
                 Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. for Approval of a Certificate of merger and Stock Acquisition.



                               CONFIRMING ORDER

                     (Issued and Effective April 14, 1999)

          An order was made in this proceeding on April 1, 1999 by Maureen O. Helmer, Chairman.

The Commission orders:
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          The foregoing order is approved and confirmed and filed in the office of the Commission.

                                                 By the Commission,



                 (SIGNED)                        DEBRA RENNER
                                                 Acting Secretary